CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of The RBB Fund, Inc. and to the use of our report dated October 28, 2021 on the financial statements and financial highlights of Orinda Income Opportunities Fund, a series of The RBB Fund, Inc. Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders which is incorporated by reference into this Registration Statement of Form N-14.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

February 24, 2022